Exhibit 99.1

Ribbon Communications Inc. Reports
Third Quarter 2022 Financial Results

Major increases in IP Optical Networks fundamentals - revenue increases 20% with strong bookings momentum and gross margin up 10 percentage points sequentially

October 26, 2022

Conference Call Details

Conference call to discuss the Company’s financial results for the third quarter ended September 30, 2022 on October 26, 2022, via the investor section of its website at investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:

Date: October 26, 2022

Time: 4:30 p.m. (ET)

Dial-in number (USA): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:

A telephone playback of the call will be available following the conference call until November 10, 2022 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13733589.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the third quarter of 2022.

Revenue for the third quarter of 2022 was $207 million, compared to $210 million for the third quarter of 2021 and $206 million for the second quarter of 2022. Product and service bookings-to-revenue was 1.28x in the third quarter of 2022, with IP Optical Networks at 1.45x.

“I am excited to share the significant progress we have made this quarter towards improving the fundamentals of our IP Optical Networks business. In many ways this was a record quarter, with revenue plus bookings for the IP Optical Networks segment handily exceeding previous levels,” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “This resulted in a significant improvement in gross margin and a major step toward profitability for the segment. We also received a significant validation of our IP Routing strategy with a major new 5G Cell Site Router win in India this quarter.”

McClelland continued, “Overall results for the quarter were impacted by the timing of several U.S. Federal Cloud & Edge deals and delays of several shipments the last few days of the quarter. We continue to anticipate a sequentially stronger fourth quarter in both of our businesses supported by increased backlog entering the quarter, although we are taking a more cautious approach and have reduced our growth expectations given the macro-operating environment.”

Financial Highlights1

	Three months ended		Nine months ended
	September 30,		September 30,
In millions, except per share amounts	2022	2021	2022	2021
GAAP Revenue	$207	$210	$586	$614
GAAP Net income (loss)	$(18)	$(59)	$(119)	$(81)
Non-GAAP Net income (loss)	$4	$16	$2	$48
Non-GAAP Adjusted EBITDA	$23	$32	$35	$94
GAAP diluted earnings (loss) per share	$(0.12)	$(0.40)	$(0.78)	$(0.55)
Non-GAAP diluted earnings (loss) per share	$0.02	$0.11	$0.01	$0.31
Weighted average shares outstanding basic	159	148	153	147
Weighted average shares outstanding diluted	163	154	157	155

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Cash, cash equivalents and restricted cash totaled $56 million on September 30, 2022. The GAAP net loss of $18 million in the third quarter of 2022 includes a $2 million non-cash loss associated with the quarterly mark-to-market of our investment in American Cloud Technologies, Inc. (“AVCT”) from the sale of our Kandy Communications business (the “Kandy Sale”).

“The successful equity raise during the quarter strengthens our balance sheet and supports our growth plans. We are very pleased to see the increased sales and customer demand for our IP Routing and Optical Transport products this quarter. Nevertheless, we plan to implement additional cost savings across the company to further improve financial performance in 2023,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Customer and Company Highlights

▪	Awarded 5G Cell Site Router deal with top tier mobile carrier in India

▪	Appointed Scott Mair, former President, AT&T Networks Engineering and Operations, to Ribbon Board of Directors

▪	Verizon and AT&T were greater than 10% customers in the third quarter

▪	Ribbon selected by Electricity Transmission Operator MEPSO for Network Modernization project

▪	Paritel selected Ribbon to comply with French government mandate to combat Robocall, Fraud and Call Spoofing

▪	Ribbon launched Microsoft Teams Enablement Bundle with Poly and TD SYNNEX

▪	Ribbon SBC received certification supporting Google Voice SIP interoperability

▪	Cincinnati Bell Technology Solutions rolls out Ribbon Connect for Microsoft Operator Connect

▪	2022 Broadband Technology 4 Diamond Award for 400G Optical Networking solution

▪	Ribbon completed $52 Million equity raise

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the fourth quarter of 2022, the Company projects revenue of $220 million to $240 million, non-GAAP gross margin of 53.5% to 54.5%, non-GAAP diluted earnings (loss) per share of ($0.01) to $0.01, and Adjusted EBITDA of $30 million to $36 million.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Investor Conference Schedule

▪	November 15, 2022 – Needham Virtual Security, Networking & Communications Conference (virtual presentation and one-on-one institutional investor meetings).

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the fourth quarter of 2022 and beyond; customer engagement and momentum; plans and objectives for future operations; and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and disputes, including between Russia and Ukraine and the impact of sanctions imposed as a result thereof; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases; risks that the Company will not realize the anticipated benefits from the acquisition of ECI Telecom Group Ltd. (the “ECI Acquisition”); risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring; the impact of restructuring and cost-containment activities; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Impairment of Goodwill

The Company performs its annual testing for impairment of goodwill in the fourth quarter each year. For the purpose of testing goodwill for impairment, all goodwill has been assigned to one of the Company’s two operating segments. The Company performs a fair value analysis using both an income and market approach, which encompasses a discounted cash flow analysis and a guideline public company analysis using selected multiples. Based on the results of the impairment test completed in the fourth quarter of 2021, the Company determined that the carrying value of its IP Optical Networks segment exceeded its fair value, and accordingly, recorded a non-cash impairment charge of $116 million. There was no impairment of the Company’s Cloud and Edge segment. The Company believes that such non-cash costs are not part of its core business or ongoing operations. Accordingly, the Company believes that excluding the goodwill impairment charge facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Interest Income on Debentures

The Company recorded paid-in-kind interest income on the AVCT Series A-1 convertible debentures (the “Debentures”) it received as consideration in connection with the Kandy Sale through September 8, 2021, when the Debentures were converted to shares of AVCT common stock (the “Debenture Shares”), which increased their fair value. The Company excludes this interest income because it believes that such a gain is not part of its core business or ongoing operations.

Gain on Sale of Business

On May 12, 2021, the Company sold its QualiTech business, which it had acquired as part of the ECI Acquisition, to Hermon Laboratories, Ltd. As consideration, the Company received $2.9 million of cash and recorded a gain on the sale of $2.8 million. The Company excludes this gain because it believes that such gain is not part of its core business or ongoing operations.

Decrease in Fair Value of Investments

The Company calculated the fair values of the Debentures and the warrants to purchase shares of AVCT common stock it received as consideration in connection with the Kandy Sale (the “Warrants”) (prior to September 8, 2021) and the Debenture Shares and Warrants (effective September 8, 2021) and at each quarter-end until their disposal on August 29, 2022 when they were used as partial consideration in connection with the Company’s acquisition of perpetual software licenses from AVCT. The Company recorded any adjustments to their fair values in Other (expense) income, net. The Company excluded these gains and losses from the change in fair value of this investment because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from (Income) loss from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; impairment of goodwill; acquisition-, disposal- and integration-related; and restructuring and related. In general, the Company excludes the expenses that it considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Revenue:
Product	$111,152	$112,667	$111,726
Service	95,975	93,129	98,672
Total revenue	207,127	205,796	210,398

Cost of revenue:
Product	59,866	58,151	53,494
Service	35,175	35,207	36,576
Amortization of acquired technology	7,768	7,888	9,674
Total cost of revenue	102,809	101,246	99,744

Gross profit	104,318	104,550	110,654

Gross margin	50.4%	50.8%	52.6%

Operating expenses:
Research and development	49,366	51,103	49,132
Sales and marketing	36,365	35,843	36,113
General and administrative	12,118	12,901	12,148
Amortization of acquired intangible assets	7,508	7,513	7,547
Acquisition-, disposal- and integration-related	988	1,535	1,955
Restructuring and related	1,269	2,894	1,767
Total operating expenses	107,614	111,789	108,662

(Loss) income from operations	(3,296)	(7,239)	1,992
Interest expense, net	(5,266)	(4,602)	(2,969)
Other expense, net	(3,732)	(10,228)	(57,702)

Loss before income taxes	(12,294)	(22,069)	(58,679)
Income tax provision	(6,122)	(8,111)	(752)

Net loss	$(18,416)	$(30,180)	$(59,431)

Loss per share:
Basic	$(0.12)	$(0.20)	$(0.40)
Diluted	$(0.12)	$(0.20)	$(0.40)

Weighted average shares used to compute loss per share:
Basic	158,921	150,190	148,184
Diluted	158,921	150,190	148,184

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2022	2021
Revenue:
Product	$305,809	$322,744
Service	280,312	291,636
Total revenue	586,121	614,380

Cost of revenue:
Product	169,226	144,580
Service	106,049	110,498
Amortization of acquired technology	23,923	29,435
Total cost of revenue	299,198	284,513

Gross profit	286,923	329,867

Gross margin	49.0%	53.7%

Operating expenses:
Research and development	153,159	143,339
Sales and marketing	109,827	108,212
General and administrative	37,881	40,435
Amortization of acquired intangible assets	22,296	20,790
Acquisition-, disposal- and integration-related	4,372	4,204
Restructuring and related	8,977	10,547
Total operating expenses	336,512	327,527

(Loss) income from operations	(49,589)	2,340
Interest expense, net	(13,869)	(11,836)
Other expense, net	(42,760)	(65,970)

Loss before income taxes	(106,218)	(75,466)
Income tax provision	(12,353)	(5,411)

Net loss	$(118,571)	$(80,877)

Loss per share
Basic	$(0.78)	$(0.55)
Diluted	$(0.78)	$(0.55)

Weighted average shares used to compute loss per share:
Basic	152,795	147,204
Diluted	152,795	147,204

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$55,670	$103,915
Restricted cash	265	2,570
Accounts receivable, net	237,834	282,917
Inventory	70,286	54,043
Other current assets	58,344	37,545
Total current assets	422,399	480,990

Property and equipment, net	46,166	47,685
Intangible assets, net	309,697	350,730
Goodwill	300,892	300,892
Investments	-	43,931
Deferred income taxes	57,273	47,287
Operating lease right-of-use assets	48,079	53,147
Other assets	40,129	23,075
	$1,224,635	$1,347,737

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$20,058
Accounts payable	73,018	97,121
Accrued expenses and other	99,261	100,752
Operating lease liabilities	15,617	17,403
Deferred revenue	90,139	109,119
Total current liabilities	298,093	344,453

Long-term debt, net of current	310,770	350,217
Operating lease liabilities, net of current	49,137	55,196
Deferred revenue, net of current	22,185	20,619
Deferred income taxes	11,679	8,116
Other long-term liabilities	43,602	41,970
Total liabilities	735,466	820,571

Commitments and contingencies

Stockholders' equity:
Common stock	17	15
Additional paid-in capital	1,936,457	1,875,234
Accumulated deficit	(1,474,232)	(1,355,661)
Accumulated other comprehensive income	26,927	7,578
Total stockholders' equity	489,169	527,166
	$1,224,635	$1,347,737

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(118,571)	$(80,877)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	11,688	12,684
Amortization of intangible assets	46,219	50,225
Amortization of debt issuance costs	1,697	4,227
Stock-based compensation	13,495	14,411
Deferred income taxes	(19,071)	(3,295)
Gain on sale of business	-	(2,772)
Decrease in fair value of investments	41,291	64,745
Foreign currency exchange losses	830	3,235
Changes in operating assets and liabilities:
Accounts receivable	44,604	1,892
Inventory	(24,002)	253
Other operating assets	6,066	11,303
Accounts payable	(22,311)	2,194
Accrued expenses and other long-term liabilities	(6,983)	(58,661)
Deferred revenue	(17,414)	(11,665)
Net cash (used in) provided by operating activities	(42,462)	7,899

Cash flows from investing activities:
Purchases of property and equipment	(9,744)	(14,279)
Proceeds from sale of business	-	2,944
Purchases of software licenses	(3,300)	-
Net cash used in investing activities	(13,044)	(11,335)

Cash flows from financing activities:
Borrowings under revolving line of credit	58,625	-
Principal payments on revolving line of credit	(58,625)	-
Proceeds from issuance of term debt	-	74,625
Principal payments of term debt	(40,044)	(87,161)
Principal payments of finance leases	(433)	(736)
Payment of debt issuance costs	(1,046)	(789)
Proceeds from equity offering	52,067	-
Payment of equity offering issuance costs	(1,654)	-
Proceeds from the exercise of stock options	1	24
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,684)	(13,980)
Net cash provided by (used in) by financing activities	6,207	(28,017)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,251)	(489)

Net decrease in cash, cash equivalents and restricted cash	(50,550)	(31,942)
Cash, cash equivalents and restricted cash, beginning of year	106,485	135,697
Cash, cash equivalents and restricted cash, end of period	$55,935	$103,755

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands, except percentages)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Stock-based compensation
Cost of revenue - product	$133	$107	$96	$339	$216
Cost of revenue - service	592	494	492	1,567	1,196
Cost of revenue	725	601	588	1,906	1,412

Research and development	1,289	1,240	1,223	3,735	3,010
Sales and marketing	1,567	1,480	1,581	4,418	5,207
General and administrative	1,260	1,078	1,169	3,436	4,782
Operating expense	4,116	3,798	3,973	11,589	12,999

Total stock-based compensation	$4,841	$4,399	$4,561	$13,495	$14,411

The following tables provide the details of certain GAAP financial measures by business segment.

	Three months ended
	September 30,			June 30,
	2022			2022
	Cloud and	IP Optical		Cloud and	IP Optical
	Edge	Networks	Consolidated	Edge	Networks	Consolidated
Revenue	$124,685	$82,442	$207,127	$137,080	$68,716	$205,796

Gross profit	$76,442	$27,876	$104,318	$88,250	$16,300	$104,550

Gross margin	61.3%	33.8%	50.4%	64.4%	23.7%	50.8%

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2022	2022	2021
GAAP Gross margin	50.4%	50.8%	52.6%
Stock-based compensation	0.4%	0.3%	0.3%
Amortization of acquired technology	3.7%	3.8%	4.6%
Non-GAAP Gross margin	54.5%	54.9%	57.5%

GAAP Net loss	$(18,416)	$(30,180)	$(59,431)
Stock-based compensation	4,841	4,399	4,561
Amortization of acquired intangible assets	15,276	15,401	17,221
Acquisition-, disposal- and integration-related	988	1,535	1,955
Restructuring and related	1,269	2,894	1,767
Interest income on debentures	-	-	(901)
Decrease in fair value of investments	1,881	12,384	56,475
Tax effect of non-GAAP adjustments	(1,881)	3,425	(5,294)
Non-GAAP Net income	$3,958	$9,858	$16,353

GAAP Diluted loss per share	$(0.12)	$(0.20)	$(0.40)
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.09	0.10	0.12
Acquisition-, disposal- and integration-related	0.01	0.01	0.01
Restructuring and related	0.01	0.02	0.01
Interest income on debentures	-	-	(0.01)
Decrease in fair value of investments	0.01	0.08	0.38
Tax effect of non-GAAP adjustments	(0.01)	0.02	(0.03)
Non-GAAP Diluted earnings per share	$0.02	$0.06	$0.11

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	158,921	150,190	148,184
Shares used to compute Non-GAAP diluted earnings per share	163,463	154,035	154,061

GAAP (Loss) income from operations	$(3,296)	$(7,239)	$1,992
Depreciation	3,915	3,888	4,209
Amortization of acquired intangible assets	15,276	15,401	17,221
Stock-based compensation	4,841	4,399	4,561
Acquisition-, disposal- and integration-related	988	1,535	1,955
Restructuring and related	1,269	2,894	1,767
Non-GAAP Adjusted EBITDA	$22,993	$20,878	$31,705

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2022	2021
GAAP Gross Margin	49.0%	53.7%
Stock-based compensation	0.3%	0.2%
Amortization of acquired technology	4.1%	4.8%
Non-GAAP Gross Margin	53.4%	58.7%

GAAP Net loss	$(118,571)	$(80,877)
Stock-based compensation	13,495	14,411
Amortization of acquired intangible assets	46,219	50,225
Acquisition-, disposal- and integration-related	4,372	4,204
Restructuring and related	8,977	10,547
Gain on sale of business	-	(2,772)
Interest income on debentures	-	(3,556)
Decrease in fair value of investments	41,292	68,301
Tax effect of non-GAAP adjustments	6,075	(12,379)
Non-GAAP Net income	$1,859	$48,104

GAAP Diluted loss per share	$(0.78)	$(0.55)
Stock-based compensation	0.09	0.09
Amortization of acquired intangible assets	0.30	0.33
Acquisition-, disposal- and integration-related	0.03	0.03
Restructuring and related	0.06	0.07
Gain on sale of business	-	(0.02)
Interest income on debentures	-	(0.02)
Decrease in fair value of investments	0.27	0.45
Tax effect of non-GAAP adjustments	0.04	(0.07)
Non-GAAP Diluted earnings per share	$0.01	$0.31

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	152,795	147,204
Shares used to compute Non-GAAP diluted earnings per share	157,412	154,573

GAAP (Loss) income from operations	$(49,589)	$2,340
Depreciation	11,688	12,684
Amortization of acquired intangible assets	46,219	50,225
Stock-based compensation	13,495	14,411
Acquisition-, disposal- and integration-related	4,372	4,204
Restructuring and related	8,977	10,547
Non-GAAP Adjusted EBITDA	$35,162	$94,411

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending
	December 31, 2022
	Range
Revenue ($ millions)	$220	$240

Gross margin:
GAAP outlook	50.6%	50.0%
Stock-based compensation	0.4%	0.3%
Amortization of acquired technology	3.5%	3.2%
Non-GAAP outlook	54.5%	53.5%

(Loss) earnings per share:
GAAP outlook	$(0.09)	$(0.06)
Stock-based compensation	0.03	0.03
Amortization of acquired intangible assets	0.09	0.09
Acquisition-, disposal- and integration-related	0.01	0.01
Restructuring and related	0.03	0.03
Tax effect of non-GAAP adjustments	(0.08)	(0.09)
Non-GAAP outlook	$(0.01)	$0.01

Weighted average shares used to compute GAAP diluted loss per share (in thousands)	168,000	168,000
Weighted average shares used to compute Non-GAAP diluted (loss) earnings per share (in thousands)	172,000	172,000

Adjusted EBITDA ($ millions):
GAAP (loss) income from operations	$(1.1)	$4.9
Depreciation	4.1	4.1
Amortization of acquired intangible assets	15.0	15.0
Stock-based compensation	5.5	5.5
Acquisition-, disposal- and integration-related	1.1	1.1
Restructuring and related	5.4	5.4
Non-GAAP outlook	$30.0	$36.0